Filed pursuant to Rule 424(b)(5)

Registration Statement No. 333-269493

The information contained in this preliminary prospectus supplement and the accompanying prospectus is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell nor do they seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, Dated November 21, 2024

PRELIMINARY PROSPECTUS SUPPLEMENT

(To prospectus dated February 8, 2023)

Shares of Class A Common Stock
Pre-Funded Warrants to Purchase	Shares of Class A Common Stock
Underwriter Warrants to Purchase	Shares of Class A Common Stock

We are offering shares of our Class A common stock, par value $0.001 per share (“Class A common stock”), at a public offering price of $ per share.

We are also offering to each purchaser of shares that would otherwise result in the purchaser’s beneficial ownership exceeding 4.99% of our outstanding Class A common stock immediately following the consummation of this offering, the opportunity to purchase pre-funded warrants (the “Pre-Funded Warrants”) in lieu of shares of Class A common stock. Subject to limited exceptions, a holder of Pre-Funded Warrants will not have the right to exercise any portion of its Pre-Funded Warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or, at the election of the holder, such limit may be increased to up to 9.99%) of the number of shares of Class A common stock outstanding immediately after giving effect to such exercise. Each Pre-Funded Warrant is exercisable for one share of our Class A common stock. The purchase price of each Pre-Funded Warrant is equal to the price at which a share of Class A common stock is sold in this offering, minus $0.001, and the exercise price of each Pre-Funded Warrant is $0.001 per share. The Pre-Funded Warrants will be immediately exercisable and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full. The Pre-Funded Warrants and the shares of Class A common stock issuable upon the exercise thereof are being registered on the registration statement of which this prospectus supplement is a part.

Our Class A common stock is listed on the Nasdaq Capital Market under the symbol “KSCP.” On November 20, 2024, the last reported sale price of the Class A common stock on the Nasdaq Capital Market was $16.19 per share.

	Per Share	Per Pre- Funded Warrant	Total
Public offering price	$	$	$
Underwriting discounts and commissions(1)	$	$	$
Proceeds, before expenses and fees, to us	$	$	$

(1)	See the section entitled “Underwriting” for additional disclosure regarding underwriter compensation and estimated offering expenses and fees.

We have also granted the underwriters an option to purchase up to an additional                shares from us, at the public offering price less underwriting discounts and commissions, for 30 days after the date of this prospectus supplement.

We are an emerging growth company as that term is used in the Jumpstart Our Business Startups Act of 2012 and a smaller reporting company as defined under Rule 405 of the Securities Act, and, as such, are subject to certain reduced public company reporting requirements. See ‘‘Prospectus Supplement Summary—Implications of Being an Emerging Growth Company and a Smaller Reporting Company” on page S-3 of this prospectus supplement.

Investing in our Class A common stock involves risks that are described in the “Risk Factors” beginning on page S-7 of this prospectus supplement, page 1 of the accompanying prospectus and under similar headings in the documents incorporated by reference herein and therein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the shares to the investors on or about , 2024, subject to the satisfaction of customary closing conditions.

Sole Bookrunner

Titan Partners Group

a division of American Capital Partners

The date of this prospectus supplement is , 2024.

ABOUT THIS PROSPECTUS SUPPLEMENT

This document contains two parts. The first part is the prospectus supplement, which describes the specific terms of this offering and also updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which provides more general information, some of which may not apply to this offering. This prospectus supplement and the accompanying prospectus are part of a “shelf” registration statement on Form S-3 (File No. 333-269493) that we initially filed with the SEC, on February 1, 2023, and that was declared effective by the Securities and Exchange Commission (the “SEC”) on February 8, 2023.

To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference that was filed with the SEC before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference into this prospectus supplement — the statement in the document having the later date modifies or supersedes the earlier statement.

You should assume that the information appearing in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement and the accompanying prospectus, as well as the documents incorporated by reference into this prospectus supplement and the accompanying prospectus in their entirety before making an investment decision. You should also read and consider the information in the sections of this prospectus supplement entitled “Where You Can Find Additional Information” and “Incorporation of Documents by Reference.”

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement or the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

We have not, and the underwriters have not, authorized any other person to provide you with information that is in addition to or different from the information included or incorporated by reference into this prospectus supplement. We are not, and the underwriters are not, offering to sell, and seeking offers to buy, shares of Class A common stock in jurisdictions where offers and sales are not permitted. The distribution of this prospectus supplement and the offering of the Class A common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of the Class A common stock and the distribution of this prospectus supplement outside the United States. This prospectus supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

This prospectus supplement and accompanying prospectus contain, or incorporate by reference, trademarks, tradenames, service marks and service names of Knightscope, Inc. and its subsidiaries. This prospectus supplement and the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus may also contain trademarks and trade names that are the property of their respective owners.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein each contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein other than statements of historical fact, including statements regarding our future operating results and financial position, our business strategy and plans, market growth, and our objectives for future operations, are forward-looking statements. The words such as “believe,” “may,” “will,” “estimate,” “potential,” “continue,” “anticipate,” “intend,” “expect,” “could,” “would,” “project,” “plan,” “target,” and similar expressions are intended to identify forward-looking statements.

Forward-looking statements contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein include, but are not limited to, statements about:

•	the success of our products and product candidates will require significant capital resources and years of development efforts;

•	our deployments and market acceptance of our products;

•	our ability to protect our intellectual property and to develop, maintain and enhance a strong brand;

•	our limited operating history by which performance can be gauged;

•	our ability to continue as a going concern;

•	our ability to comply with all applicable listing requirements or standards of The Nasdaq Capital Market;

•	our intent or ability to effect any additional reverse stock splits;

•	our ability to operate and collect digital information on behalf of our clients, which is dependent on the privacy laws of jurisdictions in which our ASRs and ECDs operate, as well as the corporate policies of our clients, which may limit our ability to fully deploy our technologies in various markets;

•	our ability to raise capital; and

•	our ability to manage our research, development, expansion, growth and operating expenses.

We have based these forward-looking statements on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions and other factors that could cause actual results to differ materially from those stated, including those described in “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023, which is incorporated by reference herein, as such factors may be updated in our filings with the SEC. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties, and assumptions, the future events and trends discussed in this prospectus and the documents incorporated by reference herein may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, performance, or achievements. Our forward-looking statements speak only as of the date made, and we undertake no obligation to update any of these forward-looking statements for any reason after such date or to conform these statements to actual results or revised expectations, except as required by applicable law.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained elsewhere in this prospectus supplement. This summary does not contain all the information that you should consider before investing in our Company. You should carefully read this entire prospectus supplement and the accompanying prospectus, including all documents incorporated by reference herein and therein. In particular, attention should be directed to our “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and related notes thereto contained herein or otherwise incorporated by reference hereto, before making an investment decision.

Overview

Knightscope, Inc. builds robotics and artificial intelligence technologies focused on public safety. Our products are manufactured in the United States and are designed to protect people and assets across various environments, including workplaces, schools, and public areas.

Our Autonomous Security Robots (“ASRs”) are designed to enhance perimeter security by acting as a force multiplier for security teams, providing improved situational awareness. The ASRs perform real-time, on-site video-audio data collection and provide incident alerts for security personnel via the Knightscope Security Operations Center (“KSOC”). The KSOC is a real-time dashboard connected to each K5 robot and K1 Hemisphere unit, allowing clients to access data for instant action or for investigative and evidence collection purposes.

Our Emergency Communication Devices (“ECDs”) include the K1 Blue Light Tower, K1 E-Phone, and K1 Call Box. These devices provide emergency communication services using cellular and satellite networks. The towers, powered by solar energy, are highly visible, while the smaller E-Phones and Call Boxes offer the same communication capabilities with a more compact footprint, with options for solar or plug-in power.

We offer our ASR and stationary security solutions under an annual subscription, Machine-as-a-Service model. This model includes the provision of the ASR unit, maintenance, support, data transfer, access to the KSOC, charging stations, and software, firmware, and hardware updates. Our ECD devices are sold to our clients either directly or through partners who also install and manage them. The ECDs also provide a recurring revenue opportunity through the Emergency Monitoring System platform.

The Knightscope Emergency Monitoring System, integrated into our ECDs, includes a self-diagnostic, alarm monitoring software solution that provides system owners with daily reports on the operational status of their emergency devices. The cloud-based application monitors the overall system's health, alerts users to operational issues, provides real-time error detection and diagnostics, and generates system performance reports.

Company Information

We were incorporated in Delaware in April 2013. Our principal executive offices are located at 1070 Terra Bella Avenue, Mountain View, California 94043, and our telephone number is (650) 924-1025. We maintain an internet website at www.knightscope.com. The information provided on our website does not constitute part of this prospectus supplement or the accompanying prospectus, and is not incorporated by reference as part of this prospectus supplement or the accompanying prospectus.

Implications of Being an Emerging Growth Company and Smaller Reporting Company

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and may remain an emerging growth company until December 31, 2026 (the last day of the fiscal year that follows the fifth anniversary of the completion of our initial public offering), or until such earlier time as we have more than $1.235 billion in annual revenue, we become a “large accelerated filer” under SEC rules, or we issue more than $1 billion of non-convertible debt over a three-year period. The JOBS Act contains provisions that, among other things, reduce certain reporting requirements for an “emerging growth company.” For so long as we remain an emerging growth company, we are permitted and plan to rely on exemptions from certain disclosure requirements that are applicable to other public companies that are not emerging growth companies, including not being required to have our internal control over financial reporting audited by our independent registered public accounting firm under Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and any golden parachute payments.

Under the JOBS Act, emerging growth companies can also delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have elected to use this extended transition period under the JOBS Act until the earlier of the date we (i) are no longer an emerging growth company or (ii) affirmatively and irrevocably opt out of the extended transition period provided in the JOBS Act.

We are also a “smaller reporting company” as defined in the Exchange Act. We may continue to be a smaller reporting company even after we are no longer an emerging growth company, which would allow us to take advantage of many of the same exemptions available to emerging growth companies, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act and reduced disclosure obligations regarding executive compensation. We will be able to take advantage of these scaled disclosures for so long as our voting and non-voting Class A common stock held by non-affiliates is less than $250.0 million measured on the last business day of our second fiscal quarter, or our annual revenue is less than $100.0 million during the most recently completed fiscal year and our voting and non-voting Class A common stock held by non-affiliates is less than $700.0 million measured on the last business day of our second fiscal quarter.

The Offering

Class A common stock offered by us	shares.

Pre-Funded Warrants offered by us in this offering	We are also offering, in lieu of shares of Class A common stock, Pre-Funded Warrants to purchase up to shares of Class A common stock to any purchasers whose purchase of shares of Class A common stock in this offering would otherwise result in such investor, together with its affiliates and related parties, beneficially owning more than 4.99% of our outstanding Class A common stock immediately following the consummation of this offering. The purchase price of each Pre-Funded Warrant is equal to the price at which the share of Class A common stock is being sold in this offering, minus $0.001, and the exercise price of each Pre-Funded Warrant is $0.001 per share. The Pre-Funded Warrants will be exercisable immediately and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full. The Pre-Funded Warrants and the shares of Class A common stock issuable upon the exercise thereof are being registered on the registration statement of which this prospectus supplement is a part.

Underwriter Warrants	We have agreed to issue to the underwriter warrants to purchase up to a total of shares of Class A common stock (or shares of Class A common stock assuming the option to purchase additional shares is exercised in full), representing 3.0% of the number of shares of our Class A common stock sold in this offering. The warrants will be exercisable at a price per share equal to the closing price of our Class A common stock on the date of this prospectus supplement, with a term of five (5) years. See "Underwriting" on page S-12.

Option to purchase additional shares	We have granted the underwriters an option for a period of 30 days after the date of this prospectus supplement to purchase up to an additional shares of Class A common stock at the public offering price, less underwriting discounts and commissions.

Class A common stock to be outstanding immediately after this offering	shares of Class A common stock (or shares of Class A common stock if the underwriters exercise their option to purchase additional shares in full) assuming no Pre-Funded Warrants or Underwriter Warrants are exercised in the offering.

Use of proceeds	We intend to use the net proceeds from this offering for general corporate purposes, including working capital. See “Use of Proceeds” on page S-10.

Risk factors	This investment involves a high degree of risk. You should read the description of risks set forth under “Risk Factors” beginning on page S-7 of this prospectus supplement, page 1 of the accompanying prospectus and under similar headings in the documents incorporated by reference herein and therein for a discussion of factors to consider before deciding to purchase our securities.

Nasdaq Capital Market symbol	“KSCP”

The number of shares of our Class A common stock to be outstanding immediately after this offering is based on 3,481,691 shares outstanding as of November 19, 2024, and gives effect to the sale of only shares of Class A common stock in this offering (and none of the Pre-Funded Warrants or Underwriter Warrants are exercised), based on the public offering price of $ per share, and excludes as of such date:

•	an aggregate of 298,863 shares of Class A common stock and Class B common stock issuable upon the exercise of outstanding options issued under our equity incentive plans at a weighted average exercise price of $51.07 per share;

•	up to 91,808 additional shares of Class A common stock that are reserved for issuance under our 2022 Equity Incentive Plan;

•	outstanding warrants to purchase up to an aggregate of 150,111 shares of Class A common stock at a weighted average exercise price of $114.13 per share; and

•	336,759 shares of Class B common stock convertible into 336,759 shares of Class A common stock.

Unless otherwise indicated, all information in this prospectus supplement assumes no exercise of the underwriters’ option to purchase additional shares of Class A common stock from us and no exercise of outstanding stock options or warrants after September 30, 2024 (including the warrants issued to the Underwriters as compensation for this offering).

RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties described below. You should also consider the risks, uncertainties and assumptions discussed under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, that is incorporated by reference in this prospectus supplement, along with any amendment or update thereto reflected in subsequent filings with the SEC, including in our future annual reports on Form 10-K and quarterly reports on Form 10-Q, and all other information contained or incorporated by reference in this prospectus supplement, as updated by our subsequent filings under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”). There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. If any of these risks actually occurs, our business, business prospects, financial condition or results of operations could be seriously harmed. This could cause the trading price of our Class A common stock to decline, resulting in a loss of all or part of your investment. Please also read carefully the section above entitled “Cautionary Statement Regarding Forward-Looking Statements.”

Risks Related to this Offering and Ownership of our Securities

We have broad discretion in the use of the net proceeds from this offering and our existing cash and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds from this offering, including for any of the purposes described in the section entitled “Use of Proceeds,” as well as our existing cash and cash equivalents, and you will be relying on the judgment of our management regarding such application. You will not have the opportunity, as part of your investment decision, to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. Our management might not apply the net proceeds or our existing cash in ways that ultimately increase the value of your investment. If we do not invest or apply the net proceeds from this offering or our existing cash and cash equivalents in ways that enhance stockholder value, we may fail to achieve expected business and financial results, which could cause our stock price to decline. Pending their use, we may invest the net proceeds from this offering in short-term, investment-grade, interest-bearing securities. These investments may not yield a favorable return to our stockholders.

You will experience immediate dilution in the book value per share of the securities you purchase in this offering.

Because the price per share of our Class A common stock being offered is substantially higher than the net tangible book value per share of our Class A common stock, you will suffer substantial dilution in the net tangible book value of the Class A common stock you purchase in this offering. Based on the public offering price of $ per share, and a net tangible book value per share of our Class A common stock of $1.69 as of September 30, 2024, if you purchase shares of Class A common stock in this offering, you will suffer immediate and substantial dilution of $ per share in the pro forma as adjusted net tangible book value of the Class A common stock you purchase. The foregoing assumes that none of the Pre-Funded Warrants or Underwriter Warrants are exercised in this offering. Any exercise of outstanding stock options, warrants or other equity awards will result in further dilution. See “Dilution” for a more detailed discussion of the dilution you will incur if you purchase our securities in this offering.

There may be future sales of our securities or other dilution of our equity, which may adversely affect the market price of our Class A common stock.

Even with the proceeds from this offering, we expect we will need to raise additional capital, potentially shortly after this offering. In order to raise additional capital in the future, we may offer additional shares of our Class A common stock or other securities convertible into or exchangeable for our Class A common stock. We are generally not restricted from issuing additional securities, including shares of Class A common stock, securities that are convertible into or exchangeable for, or that represent the right to receive, Class A common stock or substantially similar securities. The issuance of securities in future offerings may cause further dilution to our stockholders, including investors in this offering. We may not be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of Class A common stock or securities convertible into shares of Class A common stock in future transactions may be higher or lower than the price per share in this offering. You will also incur dilution upon exercise of any outstanding stock options, warrants or upon the issuance of shares of Class A common stock under our stock incentive programs. In addition, the sale of shares of Class A common stock in this offering and any future sales of a substantial number of shares of Class A common stock in the public market, or the perception that such sales may occur, could adversely affect the price of our Class A common stock. We cannot predict the effect, if any, that market sales of those shares of Class A common stock or the availability of those shares for sale will have on the market price of our Class A common stock.

Resales of our Class A common stock in the public market during this offering by our stockholders may cause the market price of our Class A common stock to fall.

Sales of a substantial number of shares of our Class A common stock could occur at any time. The issuance of new shares of our Class A common stock could result in resales of our Class A common stock by our current stockholders concerned about the potential ownership dilution of their holdings. In turn, these resales could have the effect of depressing the market price for our Class A common stock.

As of September 30, 2024, approximately 540,782 shares of Class A common stock that are either subject to outstanding warrants, stock options, or senior secured convertible notes or reserved for future issuance under our equity incentive plans are eligible for sale in the public market to the extent permitted by the provisions of various vesting schedules, lock-up agreements entered into with the underwriter by our executive officers, directors and certain affiliated stockholders in connection with this offering, and Rule 144 and Rule 701 under the Securities Act. If these additional shares of Class A common stock are sold, or if it is perceived that they will be sold, in the public market, the market price of our Class A common stock could also decline.

This offering may cause the trading price of our Class A common stock to decrease.

The price per share, together with the number of shares of Class A common stock we propose to issue and ultimately will issue if this offering is completed, may result in an immediate decrease in the market price of our Class A common stock. This decrease may continue after the completion of this offering.

Our stock price may be volatile.

The market price of our Class A common stock may be thinly traded, highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control, including the following:

●              Fluctuations in and unpredictability of our sales cycle;

●              Changes to the physical security and technology industries;

●              Current and future competition;

●              Additions or departures of key personnel;

●              Additional sales of our Class A common stock and other securities;

●              Our ability to execute our business plan;

●              Operating results that fall below expectations;

●              Loss of any strategic relationship;

●              Continued access to working capital funds;

●              Economic and other external factors; and

●	The threat of terrorism, geopolitical tensions, and general disruptions in the global economy, including the impacts of military action, financial and economic sanctions, and increasing geopolitical tensions related to the ongoing conflicts between Russia and Ukraine and Israel and its surrounding areas.

In addition, the securities markets have from time-to-time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our Class A common stock. As a result, you may be unable to resell your shares at a desired price.

Our financial statements have been prepared on a going concern basis, and do not include adjustments that might be necessary if we are unable to continue as a going concern. Management has substantial doubt about our ability to continue as a going concern.

Our financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. During the nine months ended September 30, 2024, our cash used in operations was $17.4 million leaving a cash and cash equivalents balance of approximately $5.2 million as of September 30, 2024. Because we do not have sufficient resources to fund our operations for the next twelve months from the date of this filing, management has substantial doubt about our ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of asset amounts or the classification of liabilities that might be necessary should we be unable to continue as a going concern.

We will need to raise additional capital to finance our losses and negative cash flows from operations and may continue to be dependent on additional capital raising in order to sustain our ongoing operations. There are no assurances that we will be able to raise additional capital on terms favorable to us.

We have never declared or paid any cash dividends on our Class A common stock and, accordingly, stockholders must rely on stock appreciation for any return on their investment.

We have never declared or paid any cash dividends on our Class A common stock, and we do not intend to pay any cash dividends on our Class A common stock. Rather, we currently intend to retain all available funds and any future earnings, if any, to fund the development and expansion of our business and for general corporate purposes, and we do not anticipate paying any cash dividends in the foreseeable future. Consequently, investors must rely on sales of their Class A common stock after price appreciation, which may never occur, as the primary way to realize any gains on their investment.

USE OF PROCEEDS

We intend to use the net proceeds from these sales for general corporate purposes, including working capital. The expected use of the net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds from this offering. The amounts and timing of our actual expenditures will depend on numerous factors, including the regulatory progress of our two lead products and other factors described under “Risk Factors” in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein. Pending the use of the net proceeds described above, we plan to invest the net proceeds from this offering in a variety of capital preservation investments, including short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

DILUTION

If you invest in our Class A common stock, your ownership interest will be diluted immediately to the extent of the difference between the public offering price per share and the adjusted net tangible book value per share of our Class A common stock after this offering. “Net tangible book value” is total assets minus the sum of liabilities and intangible assets. “Net tangible book value per share” is net tangible book value divided by the total number of shares of Class A common stock outstanding. Our net tangible book value as of September 30, 2024, was approximately $5.5 million, or $1.69 per share.

After giving effect to the issuance of an aggregate of 245,882 shares of our Class A common stock pursuant to our at the market offering facility (collectively, the “Pro Forma Adjustments”), our pro forma net tangible book value as of September 30, 2024 would have been approximately $7.8 million, or approximately $2.23 per share of Class A common stock.

After giving further effect to the sale by us of shares of Class A common stock in this offering, based on the public offering price of $ per share, assuming no Pre-Funded Warrants are sold in the offering and after deducting the estimated underwriting discounts and commissions and estimated offering expenses, our pro forma as adjusted net tangible book value as of September 30, 2024, would have been approximately $ million, or $ per share of Class A common stock. This amount represents an immediate increase in pro forma net tangible book value of $ per share to existing stockholders and an immediate dilution in tangible book value of $ per share to purchasers of our Class A common stock in this offering. The following table illustrates this dilution per share to investors participating in this offering:

Public offering price per share of Class A common stock			$
Net tangible book value per share as of September 30, 2024		$1.69
Increase in net tangible book value per share attributable to the Pro Forma Adjustments		$0.54
Pro forma net tangible book value per share as of September 30, 2024		$2.23
Increase in pro forma net tangible book value per share attributable to new investors	$
Pro forma as adjusted net tangible book value per share after giving effect to this offering			$
Dilution per share to new investors			$

If the underwriters exercise their option to purchase up to additional shares in full at the public offering price of $ per share, the as adjusted net tangible book value will increase to $ per share, representing an immediate increase in net tangible book value of $ per share of our Class A common stock to existing stockholders and an immediate dilution of $ per share to purchasers of our Class A common stock in this offering.

The number of shares of our Class A common stock to be outstanding immediately after this offering is based on 3,235,809 shares outstanding as of September 30, 2024, and excludes as of such date:

•	an aggregate of 298,863 shares of Class A common stock and Class B common stock issuable upon the exercise of outstanding options issued under our equity incentive plans at a weighted average exercise price of $51.07 per share;

•	up to 91,808 additional shares of Class A common stock that are reserved for issuance under our 2022 Equity Incentive Plan;

•	outstanding warrants to purchase up to an aggregate of 150,111 shares of Class A common stock at a weighted average exercise price of $114.13 per share; and

•	336,759 shares of Class B common stock convertible into 336,759 shares of Class A common stock.

Also (i) excludes shares that are issuable upon the conversion of shares of Class B common stock that are outstanding or may be issued upon conversion or exercise of preferred stock or options discussed above, (ii) does not give effect to any anti-dilution adjustments contained in our outstanding securities and (iii) assumes no exercise by the underwriter of its option to purchase additional shares.

UNDERWRITING

We have entered into an underwriting agreement with Titan Partners Group LLC, a division of American Capital Partners, LLC, or the underwriter, with respect to the securities subject to this offering.

Subject to certain conditions, we have agreed to sell to the underwriter such securities listed next to their names in the below table at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus supplement.

UNDERWRITER	NUMBER OF SHARES	NUMBER OF PRE-FUNDED WARRANTS
Titan Partners Group LLC, a division of American Capital Partners, LLC

The underwriting agreement provides that the obligation of the underwriter to purchase the shares of Class A common stock and Pre-Funded Warrants offered by this prospectus supplement and the accompanying prospectus is subject to certain conditions. The underwriter is obligated to purchase all of the shares of Class A common stock and Pre-Funded Warrants offered hereby. The underwriter is offering the securities, subject to prior sale, when, as and if issued to and accepted by it, subject to approval of legal matters by its counsel, and other conditions contained in the underwriting agreement. The underwriter reserves the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Over-Allotment Option

We have granted the underwriter an option to buy up to an additional             shares of Class A common stock from us at the public offering price less the underwriting discounts and commissions, to cover over-allotments, if any. The underwriter may exercise this option at any time, in whole at any time or in part from time to time, during the 30-day period after the date of this prospectus supplement.

Discounts, Commissions and Expenses

The underwriter proposes to offer the shares of Class A common stock and Pre-Funded Warrants purchased pursuant to the underwriting agreement to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers at that price less a concession not in excess of $ per share and $ per Pre-Funded Warrant. After this offering, the public offering price and concession may be changed by the underwriter. No such change shall change the amount of proceeds to be received by us as set forth on the cover page of this prospectus supplement.

In connection with the sale of the securities to be purchased by the underwriter, the underwriter will be deemed to have received compensation in the form of underwriting commissions and discounts. The underwriting commissions and discounts will be 8.5% of the gross proceeds of this offering, or $ per share of Class A common stock or Pre-Funded Warrant set forth on the cover page of this prospectus supplement.

We will also be responsible for and will pay all expenses relating to the offering, including without limitation, reasonable out-of-pocket expenses incurred by the underwriter that we have agreed to reimburse the underwriter up to a maximum amount of $125,000, including the reasonable fees and disbursements of its counsel.

We estimate that our total offering expenses for this offering, net of the underwriting discounts and commissions, will be approximately $ .

The following table summarizes the underwriting discounts and commissions and proceeds, before expenses, to us assuming no exercise of the Pre-Funded Warrants in this offering:

		Price Per Share		Price Per Pre-Funded Warrant
Public offering price	$		$
Underwriting discounts and commissions (1)	$		$
Proceeds, before expenses, to us (2)	$		$

(1)	The underwriting discount is 8.5% of the gross proceeds received from the sale of the securities in this offering.
(2)	The amount of the offering proceeds to us presented in this table does not give effect to the exercise, if any, of the Pre-Funded Warrants.

Underwriter Warrants

Upon the closing of this offering, we have agreed to issue to the underwriter, or its designees, warrants to purchase a number of shares of Class A common stock equal to an aggregate of 3% of the total number of shares of Class A common stock and Pre-Funded Warrants sold in this public offering. The Underwriter Warrants will be exercisable at a per share exercise price equal to the closing price of our Class A common stock on the date of this prospectus supplement, with a term of five (5) years., or $ . The Underwriter Warrants are exercisable commencing six months after closing of this offering, and will be exercisable for a period of five years from the date of issuance. The Underwriter Warrants and the shares of Class A common stock issuable upon the exercise thereof are being registered on the registration statement of which this prospectus supplement is a part.

The Underwriter Warrants and the shares of Class A common stock underlying the Underwriter Warrants have been deemed compensation by FINRA, and are therefore subject to a 180-day lock-up pursuant to Rule 5110(e)(1) of FINRA. Neither the underwriter nor its permitted assignees under such rule, may sell, transfer, assign, pledge, or hypothecate the Underwriter Warrants or the securities underlying the Underwriter Warrants, nor will the underwriter engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the Underwriter Warrants or the underlying shares for a period of 180 days from the date of commencement of sales in this offering.

Additionally, the Underwriter Warrants may not be sold, transferred, assigned, pledged or hypothecated for a 180-day period following the date of commencement of sales in this offering, except to any underwriter and selected dealer participating in this offering and their bona fide officers or partners. The Underwriter Warrants will provide for adjustment in the number and price of the Underwriter Warrants and the shares of Class A common stock underlying such Underwriter Warrants in the event of recapitalization, merger, stock split or other structural transaction, or a future financing undertaken by us.

Indemnification

We have also agreed to indemnify the underwriter against certain liabilities, including civil liabilities under the Securities Act and to contribute to payments that the underwriter may be required to make in respect of those liabilities.

Lock-Up Agreements

We have agreed that, for a period of 60 days after from the closing of this offering, without the prior written consent of the underwriter, and subject to certain exceptions, neither we nor any of our subsidiaries shall issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of our common stock or common stock equivalents or file any registration statement or amendment or supplement thereto, other than this prospectus supplement.

In addition, each of our directors and officers has entered into a lock-up agreement with the underwriter. Under the lock-up agreements, for a period of 60 days from the closing of this offering, without the prior written consent of the underwriter, the foregoing persons may not, subject to certain exceptions, offer, sell, contract to sell, lend, hypothecate, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition, whether by actual disposition or effective economic disposition due to cash settlement or otherwise, by such person or any affiliate or any person in privity with such person), directly or indirectly, any shares of our capital stock or any securities convertible into or exercisable or exchangeable for shares of capital stock.

Electronic Distribution

This prospectus supplement and the accompanying prospectus may be made available in electronic format on websites or through other online services maintained by the underwriter or by its affiliates. In those cases, prospective investors may view offering terms online and prospective investors may be allowed to place orders online. Other than this prospectus supplement and the accompanying prospectus in electronic format, the information on the underwriter’s websites or our website and any information contained in any other websites maintained by the underwriter or by us is not part of this prospectus supplement, the accompanying prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus form a part, has not been approved and/or endorsed by us or the underwriter in its capacity as the underwriter, and should not be relied upon by investors.

Passive Market Making

In connection with this offering, the underwriter and selling group members may also engage in passive market making transactions in our common stock. Passive market making consists of displaying bids limited by the prices of independent market makers and effecting purchases limited by those prices in response to order flow. Rule 103 of Regulation M promulgated by the SEC limits the amount of net purchases that each passive market maker may make and the displayed size of each bid. Passive market making may stabilize the market price of the shares of common stock at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

Nasdaq Capital Market Listing

Our Class A common stock is listed on The Nasdaq Capital Market under the symbol “KSCP.” The last reported sale price of our Class A common stock on November 20, 2024 was $16.19 per share. There is no established trading market for the Pre-Funded Warrants, and we do not expect a trading market to develop. We do not intend to list the Pre-Funded Warrants on any securities exchange or nationally recognized trading system. Without a trading market, the liquidity of the Pre-Funded Warrants will be extremely limited.

Other Relationships

The underwriter is a full-service financial institution engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, hedging, financing and brokerage activities. The underwriter and its affiliates may, from time to time, engage in transactions with and perform services for us in the ordinary course of its business for which it may receive customary fees and reimbursement of expenses. In the ordinary course of its various business activities, the underwriter and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (which may include bank loans and/or credit default swaps) for its own account and for the accounts of its customers and may at any time hold long and short positions in such securities and instruments. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriter and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Offer Restrictions Outside the United States

Other than in the United States, no action has been taken by us or the underwriter that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

Australia

This prospectus supplement is not a disclosure document under Chapter 6D of the Australian Corporations Act, has not been lodged with the Australian Securities and Investments Commission and does not purport to include the information required of a disclosure document under Chapter 6D of the Australian Corporations Act. Accordingly, (i) the offer of the securities under this prospectus supplement is only made to persons to whom it is lawful to offer the securities without disclosure under Chapter 6D of the Australian Corporations Act under one or more exemptions set out in section 708 of the Australian Corporations Act, (ii) this prospectus supplement is made available in Australia only to those persons as set forth in clause (i) above, and (iii) the offeree must be sent a notice stating in substance that by accepting this offer, the offeree represents that the offeree is such a person as set forth in clause (i) above, and, unless permitted under the Australian Corporations Act, agrees not to sell or offer for sale within Australia any of the securities sold to the offeree within 12 months after its transfer to the offeree under this prospectus supplement.

Canada

The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws. Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor. Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriter is not required to comply with the disclosure requirements of NI33-105 regarding underwriter conflicts of interest in connection with this offering.

Cayman Islands

No invitation, whether directly or indirectly, may be made to the public in the Cayman Islands to subscribe for our securities.

European Economic Area - Belgium, Germany, Luxembourg and Netherlands

The information in this document has been prepared on the basis that all offers of securities will be made pursuant to an exemption under the Directive 2003/71/EC, the Prospectus Directive, as implemented in Member States of the European Economic Area (each, a Relevant Member State), from the requirement to produce a prospectus for offers of securities.

An offer to the public of securities has not been made, and may not be made, in a Relevant Member State except pursuant to one of the following exemptions under the Prospectus Directive as implemented in that Relevant Member State:

•          to legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

•          to any legal entity that has two or more of (i) an average of at least 250 employees during its last fiscal year; (ii) a total balance sheet of more than €43,000,000 (as shown on its last annual unconsolidated or consolidated financial statements) and (iii) an annual net turnover of more than €50,000,000 (as shown on its last annual unconsolidated or consolidated financial statements);

•          to fewer than 100 natural or legal persons (other than qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive) subject to obtaining the prior consent of us or any underwriter for any such offer; or

•          in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of securities shall result in a requirement for the publication by us of a prospectus pursuant to Article 3 of the Prospectus Directive.

France

This document is not being distributed in the context of a public offering of financial securities (offre au public de titres financiers) in France within the meaning of Article L.411-1 of the French Monetary and Financial Code (Code Monétaire et Financier) and Articles 211-1 et seq. of the General Regulation of the French Autorité des marchés financiers (“AMF”). The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France.

This document and any other offering material relating to the securities have not been, and will not be, submitted to the AMF for approval in France and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in France.

Such offers, sales and distributions have been and shall only be made in France to (i) qualified investors (investisseurs qualifiés) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2° and D.411-1 to D.411-3, D.744-1, D.754-1 ;and D.764-1 of the French Monetary and Financial Code and any implementing regulation and/or (ii) a restricted number of non-qualified investors (cercle restreint d’investisseurs) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2° and D.411-4, D.744-1, D.754-1; and D.764-1 of the French Monetary and Financial Code and any implementing regulation.

Pursuant to Article 211-3 of the General Regulation of the AMF, investors in France are informed that the securities cannot be distributed (directly or indirectly) to the public by the investors otherwise than in accordance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 to L.621-8-3 of the French Monetary and Financial Code.

Ireland

The information in this document does not constitute a prospectus under any Irish laws or regulations and this document has not been filed with or approved by any Irish regulatory authority as the information has not been prepared in the context of a public offering of securities in Ireland within the meaning of the Irish Prospectus (Directive 2003/71/EC) Regulations 2005, or the Prospectus Regulations. The securities have not been offered or sold, and will not be offered, sold or delivered directly or indirectly in Ireland by way of a public offering, except to (i) qualified investors as defined in Regulation 2(l) of the Prospectus Regulations and (ii) fewer than 100 natural or legal persons who are not qualified investors.

Israel

The securities offered by this prospectus supplement have not been approved or disapproved by the Israeli Securities Authority (the ISA), or ISA, nor have such securities been registered for sale in Israel. The shares may not be offered or sold, directly or indirectly, to the public in Israel, absent the publication of a prospectus. The ISA has not issued permits, approvals or licenses in connection with the offering or publishing the prospectus; nor has it authenticated the details included herein, confirmed their reliability or completeness, or rendered an opinion as to the quality of the securities being offered. Any resale in Israel, directly or indirectly, to the public of the securities offered by this prospectus supplement is subject to restrictions on transferability and must be effected only in compliance with the Israeli securities laws and regulations.

Italy

The offering of the securities in the Republic of Italy has not been authorized by the Italian Securities and Exchange Commission (Commissione Nazionale per le Società e la Borsa, “CONSOB” pursuant to the Italian securities legislation and, accordingly, no offering material relating to the securities may be distributed in Italy and such securities may not be offered or sold in Italy in a public offer within the meaning of Article 1.1(t) of Legislative Decree No. 58 of 24 February 1998 (“Decree No. 58”), other than:

•          to Italian qualified investors, as defined in Article 100 of Decree no.58 by reference to Article 34-ter of CONSOB Regulation no. 11971 of 14 May 1999 (“Regulation no. 1197l”) as amended (“Qualified Investors”); and

•          in other circumstances that are exempt from the rules on public offer pursuant to Article 100 of Decree No. 58 and Article 34-ter of Regulation No. 11971 as amended.

Any offer, sale or delivery of the securities or distribution of any offer document relating to the securities in Italy (excluding placements where a Qualified Investor solicits an offer from the issuer) under the paragraphs above must be:

•          made by investment firms, banks or financial intermediaries permitted to conduct such activities in Italy in accordance with Legislative Decree No. 385 of 1 September 1993 (as amended), Decree No. 58, CONSOB Regulation No. 16190 of 29 October 2007 and any other applicable laws; and

•          in compliance with all relevant Italian securities, tax and exchange controls and any other applicable laws.

Any subsequent distribution of the securities in Italy must be made in compliance with the public offer and prospectus requirement rules provided under Decree No. 58 and the Regulation No. 11971 as amended, unless an exception from those rules applies. Failure to comply with such rules may result in the sale of such securities being declared null and void and in the liability of the entity transferring the securities for any damages suffered by the investors.

Japan

The securities have not been and will not be registered under Article 4, paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948), as amended (the “FIEL”) pursuant to an exemption from the registration requirements applicable to a private placement of securities to Qualified Institutional Investors (as defined in and in accordance with Article 2, paragraph 3 of the FIEL and the regulations promulgated thereunder). Accordingly, the securities may not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan other than Qualified Institutional Investors. Any Qualified Institutional Investor who acquires securities may not resell them to any person in Japan that is not a Qualified Institutional Investor, and acquisition by any such person of securities is conditional upon the execution of an agreement to that effect.

Portugal

This document is not being distributed in the context of a public offer of financial securities (oferta pública de valores mobiliários) in Portugal, within the meaning of Article 109 of the Portuguese Securities Code (Código dos Valores Mobiliários). The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in Portugal. This document and any other offering material relating to the securities have not been, and will not be, submitted to the Portuguese Securities Market Commission (Comissăo do Mercado de Valores Mobiliários) for approval in Portugal and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in Portugal, other than under circumstances that are deemed not to qualify as a public offer under the Portuguese Securities Code. Such offers, sales and distributions of securities in Portugal are limited to persons who are “qualified investors” (as defined in the Portuguese Securities Code). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.

Sweden

This document has not been, and will not be, registered with or approved by Finansinspektionen (the Swedish Financial Supervisory Authority). Accordingly, this document may not be made available, nor may the securities be offered for sale in Sweden, other than under circumstances that are deemed not to require a prospectus under the Swedish Financial Instruments Trading Act (1991:980) (Sw. lag (1991:980) om handel med finansiella instrument). Any offering of securities in Sweden is limited to persons who are “qualified investors”(as defined in the Financial Instruments Trading Act). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.

Switzerland

The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering material relating to the securities may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering material relating to the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority (FINMA).

This document is personal to the recipient only and not for general circulation in Switzerland.

United Arab Emirates

Neither this document nor the securities have been approved, disapproved or passed on in any way by the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates, nor have we received authorization or licensing from the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates to market or sell the securities within the United Arab Emirates. This document does not constitute and may not be used for the purpose of an offer or invitation. No services relating to the securities, including the receipt of applications and/or the allotment or redemption of such shares, may be rendered within the United Arab Emirates by us.

No offer or invitation to subscribe for securities is valid or permitted in the Dubai International Financial Centre.

United Kingdom

Neither the information in this document nor any other document relating to the offer has been delivered for approval to the Financial Conduct Authority in the United Kingdom and no prospectus (within the meaning of section 85 of the Financial Services and Markets Act 2000, as amended (“FSMA”) has been published or is intended to be published in respect of the securities. This document is issued on a confidential basis to “qualified investors”(within the meaning of section 86(7) of FSMA) in the United Kingdom, and the securities may not be offered or sold in the United Kingdom by means of this document, any accompanying letter or any other document, except in circumstances which do not require the publication of a prospectus pursuant to section 86(1) FSMA. This document should not be distributed, published or reproduced, in whole or in part, nor may its contents be disclosed by recipients to any other person in the United Kingdom.

Any invitation or inducement to engage in investment activity (within the meaning of section 21 of FSMA) received in connection with the issue or sale of the securities has only been communicated or caused to be communicated and will only be communicated or caused to be communicated in the United Kingdom in circumstances in which section 21(1) of FSMA does not apply to us.

In the United Kingdom, this document is being distributed only to, and is directed at, persons (i) who have professional experience in matters relating to investments falling within Article 19(5) (investment professionals) of the Financial Services and Markets Act 2000 (Financial Promotions) Order 2005 (“FPO”), (ii) who fall within the categories of persons referred to in Article 49(2)(a) to (d) (high net worth companies, unincorporated associations, etc.) of the FPO or (iii) to whom it may otherwise be lawfully communicated (together “relevant persons”). The investments to which this document relates are available only to, and any invitation, offer or agreement to purchase will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

LEGAL MATTERS

The validity of the issuance of the securities offered by this prospectus supplement will be passed upon for us by Haynes and Boone, LLP, New York, New York. The underwriters are being represented in connection with this offering by Lucosky Brookman LLP, Woodbridge, New Jersey.

EXPERTS

The financial statements of Knightscope, Inc. as of December 31, 2023, and 2022 and for each of the two years in the period ended December 31, 2023, incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2023, have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in Note 1 to the financial statements) of BPM LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the offer and sale of our securities. This prospectus supplement and the accompanying prospectus, which constitute part of that registration statement, do not include all of the information contained in the registration statement and the accompanying exhibits. Whenever a reference is made in this prospectus supplement or in the accompanying prospectus to any of our contracts, agreements, or other documents, the reference may not be complete, and you should refer to the exhibits or to the reports or other documents incorporated by reference into this prospectus supplement or the accompanying prospectus for a copy of such contract, agreement or other document. Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and other reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. The SEC website referenced above also contains reports, proxy statements and other information about issuers, like us, that file electronically with the SEC.

INCORPORATION OF DOCUMENTS BY REFERENCE

We are “incorporating by reference” in this prospectus supplement and accompanying prospectus certain documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information in the documents incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus. Statements contained in documents that we file with the SEC and that are incorporated by reference in this prospectus supplement and the accompanying prospectus will automatically update and supersede information contained herein and therein, including information in previously filed documents or reports that have been incorporated by reference in this prospectus supplement or the accompanying prospectus, to the extent the new information differs from or is inconsistent with the old information. We are incorporating by reference the filings listed below and any additional documents that we may file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date hereof and prior to the termination of any offering (other than documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•	our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on April 1, 2024, as amended on Form 10-K/A filed with the SEC on April 29, 2024;

•	our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2024, June 30, 2024, and September 30, 2024, filed with the SEC on May 16, 2024, August 14, 2024, and November 14, 2024, respectively;

•	our Current Reports on Form 8-K filed with the SEC on January 12, 2024, February 20, 2024, April 8, 2024, April 8, 2024, April 26, 2024, August 7, 2024, August 20, 2024, September 11, 2024, September 16, 2024, and October 2, 2024; and

•	the description of our Class A common stock contained in our Registration Statement on Form 8-A, filed with the SEC on January 25, 2022, as updated by Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2023, and any amendment or report filed with the SEC for the purpose of updating the description.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus supplement shall be deemed modified, superseded or replaced for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement, or in any subsequently filed document that also is deemed to be incorporated by reference in this prospectus supplement, modifies, supersedes or replaces such statement. Any statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this prospectus supplement. None of the information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K or any corresponding information, either furnished under Item 9.01 or included as an exhibit therein, that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus, except as otherwise expressly set forth in the relevant document. Subject to the foregoing, all information appearing in this prospectus is qualified in its entirety by the information appearing in the documents incorporated by reference.

You may request, orally or in writing, a copy of these documents, which will be provided to you at no cost (other than exhibits, unless such exhibits are specifically incorporated by reference), by contacting the Company at Knightscope, Inc., Attention: Investor Relations, 1070 Terra Bella Avenue, Mountain View, California 94043. Our telephone number is (650) 924-1025. Information about us is also available at our website at https://knightscope.com/. However, the information in our website is not a part of this prospectus and is not incorporated by reference.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED FEBRUARY 1, 2023

PROSPECTUS

Knightscope, Inc.

$100,000,000

Class A Common Stock

Preferred Stock

Debt Securities

Warrants

Units

We may, from time to time in one or more offerings, offer and sell up to $100,000,000 in the aggregate of Class A common stock, preferred stock, debt securities, warrants and units, in any combination. The specific terms of the securities, including their offering prices, will be contained in one or more supplements to this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest. The securities may be sold to or through one or more underwriters, dealers or agents, or directly to investors, on a continuous or delayed basis. See “Plan of Distribution.”

Our Class B common stock is not publicly traded. Holders of Class A common stock and holders of Class B common stock have substantially identical rights, except that holders of Class A common stock are entitled to one vote per share and holders of shares of Class B common stock are entitled to 10 votes per share. Holders of Class A common stock and holders of Class B common stock vote together as a single class on all matters submitted to a vote of stockholders, unless otherwise required by law or our certificate of incorporation. Each share of Class B common stock may be converted into a share of Class A common stock at any time at the election of the holder. See “Description of Capital Stock.”

Our Class A common stock is traded on The Nasdaq Global Market under the symbol “KSCP.” On January 30, 2023, the last reported sales price of our Class A common stock on The Nasdaq Global Market was $1.60 per share.

We are an “emerging growth company” as defined under U.S. federal securities laws and, as such, have elected to comply with reduced public company reporting requirements. This prospectus complies with the requirements that apply to an issuer that is an emerging growth company.

As of January 27, 2023, the aggregate market value of our outstanding Class A common stock held by non-affiliates, or public float, was approximately $60.7 million, based on the closing price of our Class A common stock as reported on The Nasdaq Global Market on December 5, 2022, as calculated in accordance with General Instruction I.B.6 of Form S-3. We have not sold any securities pursuant to General Instruction I.B.6. of Form S-3 during the 12 calendar months prior to and including the date of this prospectus. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell any securities in a public primary offering with a value exceeding one-third of our public float in any 12-month period unless our public float subsequently rises to $75.0 million or more.

Investing in our securities involves risks. See “Risk Factors” on page 1 of this prospectus, and any applicable prospectus supplement, and in the documents that are incorporated by reference herein and therein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                                          , 2023.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”), that we filed with the Securities and Exchange Commission (“SEC”) using the “shelf” registration process. Under this shelf registration process, we may offer and sell any combination of the securities described in this prospectus in one or more offerings, up to a total dollar amount of $100,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer the securities described in this prospectus, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the securities being offered. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update or change information contained in or incorporated by reference into this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. This prospectus does not contain all the information provided in the registration statement filed with the SEC. You should carefully read both this prospectus and any prospectus supplement (and any applicable free writing prospectuses), together with the additional information described below under “Where You Can Find More Information” and “Information Incorporated By Reference” before you make an investment decision.

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus or in any prospectus supplement or free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate as of the date on its respective cover and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. Any statement made in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in a prospectus supplement or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. See “Information Incorporated By Reference.”

This prospectus and any accompanying prospectus supplements may include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included in this prospectus or any accompanying prospectus supplement are the property of their respective owners.

Unless the context otherwise indicates, references in this prospectus to “we,” “us,” “our,” the “Company” and “Knightscope” refer to Knightscope, Inc., a Delaware corporation. The term “you” refers to a prospective investor.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus, any prospectus supplement and the documents incorporated herein and therein by reference include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements contained in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein other than statements of historical fact, including statements regarding our future operating results and financial position, our business strategy and plans, market growth, and our objectives for future operations, are forward-looking statements. The words such as “believe,” “may,” “will,” “estimate,” “potential,” “continue,” “anticipate,” “intend,” “expect,” “could,” “would,” “project,” “plan,” “target,” and similar expressions are intended to identify forward-looking statements.

Forward-looking statements contained in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein include, but are not limited to, statements about:

•	the success of our products and product candidates will require significant capital resources and years of development efforts;

•	our limited number of deployments and the risk of limited market acceptance of our products;

•	our ability to protect our intellectual property and to develop, maintain and enhance a strong brand;

•	our limited operating history by which performance can be gauged;

•	our ability to operate and collect digital information on behalf of our clients, which is dependent on the privacy laws of jurisdictions in which our ASRs (as defined below) operate, as well as the corporate policies of our clients, which may limit our ability to fully deploy our technologies in various markets;

•	our ability to raise capital and the availability of future financing;

•	unpredictable events, such as the COVID-19 pandemic, and associated business disruptions could seriously harm our future revenues and financial condition, delay our operations, increase our costs and expenses, and impact our ability to raise capital;

•	our ability to manage our research, development, expansion, growth and operating expenses; and

•	our ability to effectively use the net proceeds from any offering.

We have based these forward-looking statements on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions and other factors that could cause actual results to differ materially from those stated, including those described in “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 31, 2022, which is incorporated by reference herein, as such factors may be updated in our filings with the SEC. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties, and assumptions, the future events and trends discussed in this prospectus, any prospectus supplement and the documents incorporated herein and therein may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. In particular, disruptions and delays with certain vendors in our supply chain, as a result of the COVID-19 pandemic, may adversely impact component manufacturers’ ability to meet our client demand timely. Additionally, the prioritization of shipments of certain products, as a result of the pandemic, could cause delays in our ability to deploy our ASRs. Such disruptions could result in a delay in our ability to recognize revenue on sales. The physical security industry in general and our financial position and operating results, in particular, have been material, are changing rapidly, and cannot be predicted.

You should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, performance, or achievements. Our forward-looking statements speak only as of the date made, and we undertake no obligation to update any of these forward-looking statements for any reason after such date or to conform these statements to actual results or revised expectations, except as required by applicable law.

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RISK FACTORS

An investment in our securities involves risks. You should carefully consider the risks described in the sections entitled “Risk Factors” in any prospectus supplement and those set forth in documents incorporated by reference in this prospectus and any applicable prospectus supplement, as well as other information in this prospectus and any applicable prospectus supplement, before purchasing any of our securities. Each of the risks described in these sections and documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a loss of your investment. Additional risks and uncertainties not known to us or that we deem immaterial may also impair our business, financial condition, results of operations and prospects.

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OUR COMPANY

Knightscope is a leading developer of autonomous security robots. Our technologies are Made in the USA and allow public safety professionals to more effectively deter, intervene, capture, and prosecute criminals. Our mission is to make the United States of America the safest country in the world by helping to protect the places people live, work, study and visit.

To support this mission, we design, develop, manufacture, market, and support Autonomous Security Robots (“ASRs”), autonomous charging stations, the proprietary Knightscope Security Operations Center (“KSOC”) software user interface, and blue light emergency communication devices.

Our core technologies are suitable for most environments that require security patrol coverage and designed to be force multipliers that offer security teams improved situational awareness. ASRs conduct real-time on-site data collection and analysis in both indoor and outdoor spaces delivering alerts to security professionals through the KSOC. The KSOC enables clients with appropriate credentials and user permissions to access the data for investigative and evidence collection purposes.

Our blue light emergency communication devices consist of emergency blue light towers, blue light emergency phone (“E-Phone”) towers, fully integrated, solar-powered cellular emergency phone towers, and emergency call box systems (“Call Box”). Towered devices are tall, highly visible and recognizable apparatuses that provide emergency communications using cellular and satellite communications with solar power for additional safety in remote locations. E-Phones and Call Boxes offering a smaller, yet still highly visible, footprint than the stationary security towers, but with the same reliable communication capabilities.

We sell our ASR and stationary multi-purpose security solutions under an annual subscription, Machine-as-a-Service business model, which includes the ASR rental as well as maintenance, service, support, data transfer, KSOC access, charging stations, and unlimited software, firmware and select hardware upgrades.

Our stationary blue light, e-phone, and call box towers are sold as point-of-sale modular systems, including Knightscope’s exclusive, self-diagnostic, alarm monitoring system firmware that provides system owners daily email reports on the operational status of their system, a one-year parts warranty, and optional installation services. Modular upgrades are available for the blue light towers, such as public announcement speaker systems. Knightscope also offers an extended warranty on this series of stationary security towers.

Our current strategy for all products and services is to focus solely on United States sales and deployments for the foreseeable future before considering global expansion.

We were incorporated in Delaware in April 2013. Our principal executive offices are located at 1070 Terra Bella Avenue, Mountain View, California 94043, and our telephone number is (650) 924-1025. We maintain an internet website at www.knightscope.com. The information provided on our website (or any other website referred to in this prospectus) is not part of this this prospectus and is not incorporated by reference as part of this prospectus.

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USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we intend to use the net proceeds from the sale of any securities offered by us under this prospectus for general corporate purposes, which may include, among others, working capital, capital expenditures, acquisitions, repayment or refinancing of debt, and repurchases or redemptions of securities. We will retain broad discretion over the allocation of net proceeds from the sale of any securities offered by us.

DESCRIPTION OF CAPITAL STOCK

The following description of capital stock summarizes certain provisions of our Amended and Restated Certificate of Incorporation (the “certificate of incorporation”) and our Bylaws (the “bylaws”). The description is intended as a summary, and is qualified in its entirety by reference to our certificate of incorporation and our bylaws, copies of which have been filed as exhibits to the registration statement, of which this prospectus forms a part.

Authorized Capital Stock

Our authorized capital stock consists of 187,405,324 shares, consisting of: (i) 114,000,000 shares of Class A common stock, $0.001 par value per share; (ii) 30,000,000 shares of Class B common stock, $0.001 par value per share; and (iii) 43,405,324 shares of preferred stock, $0.001 par value per share, consisting of (A) 8,936,015 shares designated as Series A preferred stock, (B) 4,707,501 shares designated as Series B preferred stock, (C) 6,666,666 shares designated as Series m preferred stock, (D) 333,334 shares designated as Series m-1 preferred stock, (E) 1,660,756 shares designated as Series m-2 preferred stock, (F) 3,490,658 shares designated as Series m-3 preferred stock, (G) 4,502,061 shares designated as Series m-4 preferred stock, and (H) 13,108,333 shares designated as Series S preferred stock.

As of January 27, 2023 there were outstanding: (i) 31,205,189 shares of Class A common stock; (ii) 10,319,884 shares of Class B common stock; and (iii) 9,654,490 shares of preferred stock, consisting of (A) 1,418,381 shares of Series A preferred stock, (B) 3,535,621 shares of Series B preferred stock, (C) 1,834,784 shares of Series m preferred stock, (D) no shares of Series m-1 preferred stock, (E) 160,000 shares of Series m-2 preferred stock, (F) no shares of Series m-3 preferred stock, (G) no shares of Series m-4 preferred stock, and (H) 2,705,704 shares of Series S preferred stock.

Common Stock

We have two authorized classes of common stock, Class A common stock and Class B common stock. Outstanding shares of preferred stock are convertible into shares of either Class A common stock or Class B common stock, with (A) the Series A preferred stock, the Series B preferred stock and the Series m-2 preferred stock (collectively, the “Super Voting Preferred Stock”) convertible into shares of Class B common stock, and (B) the Series m preferred stock, the Series m-1 preferred stock, the Series m-3 preferred stock, the Series m-4 preferred stock and the Series S preferred stock (collectively, the “Ordinary Preferred Stock”) convertible into shares of Class A common stock. The Class B common stock is convertible into shares of Class A common stock as described below.

Voting Rights

Each holder of Class B common stock shall be entitled to ten (10) votes for each share of Class B common stock held by such holder as of the applicable record date. Each holder of Class A common stock shall be entitled to one (1) vote for each share of Class A common stock held by such holder as of the applicable record date. Except as otherwise expressly provided in the certificate of incorporation or by applicable law, the holders of Class A common stock and the holders of Class B common stock shall at all times vote together as one class on all matters (including the election of directors) submitted to a vote or for the written consent of the stockholders of the Company.

Each holder of preferred stock shall be entitled to the number of votes equal to the number of votes to which each share of common stock is entitled for each such share of common stock into which such preferred stock could then be converted. The holders of shares of the preferred stock shall be entitled to vote on all matters on which the common stock shall be entitled to vote. Holders of preferred stock shall be entitled to notice of any stockholders’ meeting in accordance with the bylaws. Fractional votes shall not, however, be permitted and any fractional voting rights resulting from the above formula (after aggregating all shares into which shares of preferred stock held by each holder could be converted), shall be disregarded.

Except as otherwise expressly provided in the certificate of incorporation or as required by law, the holders of preferred stock, the holders of Class A common stock and the holders of Class B common stock shall vote together and not as separate classes, and there shall be no series voting.

Dividend Rights

Holders of the Company’s common stock are entitled to receive dividends, as may be declared from time to time by the board of directors out of legally available funds and only following payment to holders of the Company’s preferred stock, as detailed in the certificate of incorporation. Following payment of dividends to the holders of preferred stock in accordance with the preferential order set out in the certificate of incorporation, including the Series S preferred stock, any additional dividends set aside or paid in a given year, shall be set aside and paid among the holders of the preferred stock and common stock on an as-converted basis. The rights to dividends are not cumulative.

Liquidation Rights

In the event of a voluntary or involuntary liquidation, dissolution, or winding up of the Company, the holders of common stock are entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all debts and other liabilities of the Company and only after the satisfaction of any liquidation preferences granted to the holders of all shares of the outstanding preferred stock in accordance with the liquidation stack provided for in the certificate of incorporation of the Company.

Rights and Preferences

Holders of the Company’s common stock have no preemptive, conversion, or other rights, and there are no redemptive or sinking fund provisions applicable to the Company’s common stock, except that holders of the Class B common stock may convert their shares into shares of Class A common stock.

Conversion Rights

Each share of Class B common stock shall automatically convert into one share of Class A common stock upon any transfer of such shares other than for tax planning purposes and certain other limited exceptions, as outlined in the certificate of incorporation.

Each share of Class B common stock shall be convertible into one share of Class A common stock at the option of the holder thereof at any time upon written notice to the Company’s transfer agent.

Ordinary Preferred Stock

The Company has authorized the issuance of the Series m preferred stock, the Series m-1 preferred stock, the Series m-3 preferred stock, the Series m-4 preferred stock and the Series S preferred stock, which contain substantially similar rights, preferences, and privileges, as other series of preferred stock, except as described below.

Conversion Rights

Shares of Ordinary Preferred Stock are convertible, at the option of the holder, at any time, into fully-paid nonassessable shares of the Company’s Class A common stock at the then-applicable conversion rate. The conversion rate is subject to anti-dilution protective provisions that will be applied to adjust the number of shares of Class A common stock issuable upon conversion of the shares of the respective series of preferred stock, except Series m-3 preferred stock and Series m-4 preferred stock, in case shares of common stock, on an as converted basis, are issued for a price per share below the price per share of the relevant series of preferred stock, subject to customary exceptions, in accordance with the certificate of incorporation.

The initial conversion rate for the conversion of the Series m preferred stock and Series S preferred stock was 1:1, which conversion rate will continue to be adjusted pursuant to the broad-based weighted average anti-dilution adjustment provisions provided for in the certificate of incorporation.

Additionally, each share of preferred stock will automatically convert into Class A common stock or Class B common stock, as applicable, (i) immediately prior to the closing of a firm commitment underwritten public offering, registered under the Securities Act, (ii) with respect to preferred stock other than the Series m-4 preferred stock, upon the receipt by the Company of a written request for such conversion from the holders of a majority of the preferred stock other than the Series m-4 preferred stock then outstanding, or (iii) with respect to the Series m-4 preferred stock, upon the receipt by the Company of a written request for such conversion from the holders of a majority of the Series m-4 preferred stock then outstanding. The stock will convert in the same manner as a voluntary conversion.

Voting Rights

Each holder of Ordinary Preferred Stock is entitled to that number of votes equal to one vote per share of Class A common stock into which such shares are convertible, as adjusted as discussed above for the Series m preferred stock and Series S preferred stock. Fractional votes are not permitted and if the conversion results in a fractional share, it will be disregarded. Holders of Ordinary Preferred Stock are entitled to vote on all matters submitted to a vote of the stockholders, including the election of directors, as a single class with the holders of common stock.

Dividend Rights

Holders of Series m-4 preferred stock are entitled to receive cumulative dividends payable semi-annually in arrears with respect to each dividend period ending on and including the last calendar day of each six-month period ending March 31 and September 30, respectively (each such period, a “Dividend Period” and each such date, a “Dividend Payment Date”), at the rate per share of Series m-4 preferred stock equal to the Dividend Rate for the Series m-4 preferred stock, in each case subject to compliance with applicable law. Dividends to holders of Series m-4 preferred stock are paid in kind as a dividend of additional shares of Series m-4 preferred stock (“PIK Dividends”) for each Dividend Period on the applicable Dividend Payment Date using a price per share equal to the original issue price, provided that the Company shall not issue any fractional shares of Series m-4 preferred stock.

Except as described above, the Company has no obligation to pay any dividends to the holders of Series m-4 preferred stock, except when, as and if declared by the board of directors out of any assets at the time legally available therefor or as otherwise specifically provided in the certificate of incorporation. No distribution will be made with respect to the Series S preferred stock, the Series B preferred stock, the Series m preferred stock, the Series m-1 preferred stock, the Series m-2 preferred stock, Series A preferred stock, Series m-3 preferred stock or the common stock until all declared or accrued but unpaid dividends on the Series m-4 preferred stock have been paid or set aside for payment to the Series m-4 preferred stockholders.

Right to Receive Liquidation Distributions

In the event of any Liquidation Event, as defined in the certificate of incorporation (which includes the liquidation, dissolution, merger, acquisition or winding up of the Company), the holders of the Series m-4 preferred stock are entitled to receive, prior and in preference to any distribution of any of the assets of the Company to the holders of the Series S preferred stock, Series A preferred stock, Series B preferred stock, Series m preferred stock, Series m-1 preferred stock, Series m-2 preferred stock, Series m-3 preferred stock or common stock by reason of their ownership of such stock, an amount per share for each share of Series m-4 preferred stock held by them equal to the greater of (A): the sum of (i) the Liquidation Preference specified for such share of Series m-4 preferred stock, and (ii) all accrued but unpaid PIK Dividends (if any) on such share of Series m-4 preferred stock, whether or not declared, or (B) the consideration that such Holder would receive in the Liquidation Event if all shares of Series m-4 preferred stock were converted to Class A common stock immediately prior to such Liquidation Event, or (C) such lesser amount as may be approved by the holders of the majority of the outstanding shares of Series m-4 preferred stock, where for purposes of (B) such Holder is deemed to hold, in addition to each of its shares of Series m-4 preferred stock, any additional shares of Series m-4 preferred stock that constitute all accrued but unpaid PIK Dividends, whether or not declared. If upon the Liquidation Event, the assets of the Company legally available for distribution to the holders of the Series m-4 preferred stock are insufficient to permit the payment to such holders of the full amounts specified in the certificate of incorporation, then the entire assets of the Company legally available for distribution shall be distributed with equal priority and pro rata among the holders of the Series m-4 preferred stock in proportion to the full amounts they would otherwise be entitled to receive. The Series m-4 preferred stock has a $7 per share liquidation preference, which is 2x its original issue price.

The holders of the Series S preferred stock are entitled to receive, prior and in preference to any distribution of any of the assets of the Company to the holders of the Series A preferred stock, Series B preferred stock, Series m preferred stock, Series m-1 preferred stock, Series m-2 preferred stock, Series m-3 preferred stock or common stock by reason of their ownership of such stock, an amount per share for each share of Series S preferred stock held by them equal to the greater of (A): the sum of (i) the Liquidation Preference specified for such share of Series S preferred stock, and (ii) all declared but unpaid dividends (if any) on such share of Series S preferred stock, or (B) the amount such Holder would receive if all shares of Series S preferred stock were converted to common stock immediately prior to such Liquidation Event, or (C) such lesser amount as may be approved by the holders of the majority of the outstanding shares of Series S preferred stock. If upon the Liquidation Event, the assets of the Company legally available for distribution to the holders of the Series S preferred stock are insufficient to permit the payment to such holders of the full amounts specified in the certificate of incorporation, then the entire assets of the Company legally available for distribution shall be distributed with equal priority and pro rata among the holders of the Series S preferred stock in proportion to the full amounts they would otherwise be entitled to receive.

The holders of the Series B preferred stock, the Series m preferred stock, the Series m-1 preferred stock and the Series m-2 preferred stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Company to the holders of the Series A preferred stock, Series m-3 preferred stock or common stock by reason of their ownership of such stock, an amount per share for each share of Series B preferred stock, the Series m preferred stock, the Series m-1 preferred stock and the Series m-2 preferred stock held by them equal to the greater of (A): the sum of (i) the Liquidation Preference specified for such share of Series B preferred stock, Series m preferred stock, Series m-1 preferred stock or Series m-2 preferred stock, as applicable, and (ii) all declared but unpaid dividends (if any) on such share of Series B preferred stock, Series m preferred stock, Series m-1 preferred stock or Series m-2 preferred stock, as applicable, or (B) the amount such Holder would receive if all shares of the applicable series of preferred stock were converted to common stock immediately prior to such Liquidation Event, or (C) such lesser amount as may be approved by the holders of the majority of the outstanding shares of Series B preferred stock, Series m preferred stock, Series m-1 preferred stock and Series m-2 preferred stock, voting together as a single class. If upon the Liquidation Event, the assets of the Company legally available for distribution to the holders of the Series B preferred stock, the Series m preferred stock, the Series m-1 preferred stock and the Series m-2 preferred stock are insufficient to permit the payment to such holders of the full amounts specified in the certificate of incorporation, then the entire assets of the Company legally available for distribution shall be distributed with equal priority and pro rata among the holders of the Series B preferred stock, the Series m preferred stock, the Series m-1 preferred stock and the Series m-2 preferred stock in proportion to the full amounts they would otherwise be entitled to receive.

The holders of Series m-3 preferred stock are entitled to receive, prior and in preference to any distribution of any of the assets of the Company to the holders of common stock by reason of their ownership of such stock, an amount per share for each share of Series m-3 preferred stock held by them equal to the greater of (A): the sum of (i) the Liquidation Preference specified for such share of Series m-3 preferred stock and (ii) all declared but unpaid dividends (if any) on such share of Series m-3 preferred stock, or (B) the amount such Holder would receive if all shares of Series m-3 preferred stock were converted to common stock immediately prior to such Liquidation Event, or (C) such lesser amount as may be approved by the holders of the majority of the outstanding shares of Series m-3 preferred stock. If upon a Liquidation Event, the assets of the Company legally available for distribution to the holders of the Series m-3 preferred stock are insufficient to permit the payment to such holders of the full amounts specified in the certificate of incorporation, then the entire assets of the Corporation legally available for distribution shall be distributed with equal priority and pro rata among the holders of the Series m-3 preferred stock in proportion to the full amounts they would otherwise be entitled to receive.

After payment of all liquidation preferences to the holders of the preferred stock, as outlined below, all remaining assets of the Company legally available for distribution shall be distributed pro rata to the holders of the common stock, without any participation in such liquidation by the preferred stock. The certificate of incorporation explicitly requires that before any shares of preferred stock are converted into common stock, the relevant holder’s right to liquidation preference be surrendered, in order to prevent treatment of shares as both preferred stock and common stock for the purpose of distributions of assets upon a Liquidation Event.

Super Voting Preferred Stock

The Company has authorized the issuance of three other series of preferred stock. The series are designated Series A preferred stock, Series B preferred stock and Series m-2 preferred stock. Each series of Super Voting Preferred Stock contains substantially similar rights, preferences, and privileges, except as described below.

Dividend Rights

In any calendar year, the holders of outstanding shares of preferred stock are entitled to receive dividends, when, as and if declared by the board of directors, out of any assets at the time legally available therefor, at the dividend rate specified for such shares of preferred stock payable in preference and priority to any declaration or payment of any distribution on common stock of the Company in such calendar year. Except dividends to Series m-4 preferred stock specified above, the right to receive dividends on shares of preferred stock is not cumulative, and no right to dividends shall accrue to holders of preferred stock by reason of the fact that dividends on said shares are not declared or paid.

No distributions shall be made with respect to the Series S preferred stock, the Series B preferred stock, the Series m preferred stock, the Series m-1 preferred stock, the Series m-2 preferred stock, Series A preferred stock or Series m-3 preferred stock unless dividends on the Series m-4 preferred stock have been declared in accordance with the preferences stated in the certificate of incorporation and all declared or accrued dividends on the Series m-4 preferred stock have been paid or set aside for payment to the Series m-4 preferred stock holders.

No distributions shall be made with respect to the Series B preferred stock, the Series m preferred stock, the Series m-1 preferred stock, the Series m-2 preferred stock, Series A preferred stock or Series m-3 preferred stock unless dividends on the Series S preferred stock have been declared in accordance with the preferences stated in the certificate of incorporation and all declared dividends on the Series S preferred stock have been paid or set aside for payment to the Series S preferred stock holders.

No distributions shall be made with respect to the Series A preferred stock or Series m-3 preferred stock unless dividends on the Series B preferred stock, the Series m preferred stock, the Series m-1 preferred stock and the Series m-2 preferred stock have been declared in accordance with the preferences stated in the certificate of incorporation and all declared dividends on the Series B preferred stock, the Series m preferred stock, the Series m-1 preferred stock and the Series m-2 preferred stock have been paid or set aside for payment to the Series B preferred stock holders, the Series m preferred stock holders, the Series m-1 preferred stock holders and the Series m-2 preferred stock holders, as applicable.

No Distributions shall be made with respect to the Series m-3 preferred stock unless dividends on the Series A preferred stock have been declared in accordance with the preferences stated in the certificate of incorporation and all declared dividends on the Series A preferred stock have been paid or set aside for payment to the Series A preferred stockholders.

No Distributions shall be made with respect to the common stock unless dividends on the Series m-3 preferred stock have been declared in accordance with the preferences stated in the certificate of incorporation and all declared dividends on the Series m-3 preferred stock have been paid or set aside for payment to the Series m-3 preferred stockholders.

Conversion Rights

Shares of preferred stock are convertible, at the option of the holder, at any time, into fully-paid nonassessable shares of the Company’s Class A common stock or Class B common stock at the then-applicable conversion rate. Any shares of Super Voting Preferred Stock shall be convertible to shares of the Company’s Class B common stock. Any share of preferred stock convertible to shares of Class B common stock that has been transferred for any reason other than for tax planning purposes and certain other limited exceptions, as outlined in the Company’s certificate of incorporation, shall become convertible into shares of Class A common stock. The conversion rate is subject to anti-dilution protective provisions that will be applied to adjust the number of shares of Class A common stock or Class B common stock, as applicable, issuable upon conversion of the shares of the respective series of preferred stock. At the date of this prospectus, the conversion rate for both the Series A preferred stock and the Series B preferred stock is one share of Class A common stock or Class B common stock, as applicable, per one share of preferred stock. The initial conversion rate for the conversion of the Series m-2 preferred stock initially was 1:1.

Additionally, each share of preferred stock will automatically convert into Class A common stock or Class B common stock, as applicable, (i) immediately prior to the closing of a firm commitment underwritten public offering, registered under the Securities Act, (ii) with respect to preferred stock other than the Series m-4 preferred stock, upon the receipt by the Company of a written request for such conversion from the holders of a majority of the preferred stock other than the Series m-4 preferred stock then outstanding (voting as a single class and on an as-converted basis), or (iii) with respect to the Series m-4 preferred stock, upon the receipt by the Company of a written request for such conversion from the holders of a majority of the Series m-4 preferred stock then outstanding. The stock will convert in the same manner as a voluntary conversion.

Voting Rights

Each holder of preferred stock is entitled to that number of votes equal to the number of votes of shares of Class A common stock or Class B common stock, as applicable, into which such shares are convertible. This means that holders of Super Voting Preferred Stock shall be entitled to ten votes for each share held. Fractional votes are not permitted and if the conversion results in a fractional share, it will be disregarded. Holders of preferred stock are entitled to vote on all matters submitted to a vote of the stockholders, including the election of directors, as a single class with the holders of common stock.

Preemptive Rights

The Company previously granted an investor in a preferred stock financing the right to invest up to their pro rata share ownership in future offerings of securities of the Company. The investor converted their securities to Class A common stock in early 2022, and as a result, the preemptive rights terminated.

Right to Receive Liquidation Distribution

In the event of a Liquidation Event, the holders of the Series B preferred stock, the Series m preferred stock, the Series m-1 preferred stock and the Series m-2 preferred stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Company to the holders of the Series A preferred stock, Series m-3 preferred stock or common stock by reason of their ownership of such stock, an amount per share for each share of Series B preferred stock, the Series m preferred stock, the Series m-1 preferred stock and the Series m-2 preferred stock held by them equal to the greater of: (A) the sum of (i) the Liquidation Preference specified for such share of Series B preferred stock, Series m preferred stock, Series m-1 preferred stock or Series m-2 preferred stock, as applicable, and (ii) all declared but unpaid dividends (if any) on such share of Series B preferred stock, Series m preferred stock, Series m-1 preferred stock or Series m-2 preferred stock, as applicable, or (B) the amount such Holder would receive if all shares of the applicable series of preferred stock were converted to common stock immediately prior to such Liquidation Event, or (C) such lesser amount as may be approved by the holders of the majority of the outstanding shares of Series B preferred stock, Series m preferred stock, Series m-1 preferred stock and Series m-2 preferred stock, voting together as a single class. If upon the Liquidation Event, the assets of the Company legally available for distribution to the holders of the Series B preferred stock, the Series m preferred stock, the Series m-1 preferred stock and the Series m-2 preferred stock are insufficient to permit the payment to such holders of the full amounts specified in the certificate of incorporation, then the entire assets of the Company legally available for distribution shall be distributed with equal priority and pro rata among the holders of the Series B preferred stock, the Series m preferred stock, the Series m-1 preferred stock and the Series m-2 preferred stock in proportion to the full amounts they would otherwise be entitled to receive.

The holders of Series A preferred stock are entitled to receive, prior and in preference to any distribution of any of the assets of the Company to the holders of common stock or Series m-3 preferred stock by reason of their ownership of such stock, an amount per share for each share of Series A preferred stock held by them equal to the greater of: (A) the sum of (i) the Liquidation Preference specified for such share of Series A preferred stock and (ii) all declared but unpaid dividends (if any) on such share of Series A preferred stock, or (B) the amount such Holder would receive if all shares of Series A preferred stock were converted to common stock immediately prior to such Liquidation Event, or (C) such lesser amount as may be approved by the holders of the majority of the outstanding shares of Series A preferred stock. If upon a Liquidation Event, the assets of the Company legally available for distribution to the holders of the Series A preferred stock are insufficient to permit the payment to such holders of the full amounts specified in the certificate of incorporation, then the entire assets of the Company legally available for distribution shall be distributed with equal priority and pro rata among the holders of the Series A preferred stock in proportion to the full amounts they would otherwise be entitled to receive.

After payment of all liquidation preferences to the holders of preferred stock, as outlined above, all remaining assets of the Company legally available for distribution shall be distributed pro rata to the holders of the common stock, without any participation in such liquidation by the preferred stock.

The certificate of incorporation explicitly requires that before any shares of preferred stock are converted into common stock, the relevant holder’s right to liquidation preference be surrendered, in order to prevent treatment of shares as both preferred stock and common stock for the purpose of distributions of assets upon a Liquidation Event.

Transfer Agent and Registrar

Our transfer agent and registrar for our Class A common stock is Computershare Trust Company, N.A.

Listing

Our Class A common stock is listed on The Nasdaq Global Market under the symbol “KSCP.”

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the indentures, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

We will issue the senior debt securities under the senior indenture that we will enter into with the trustee named in the senior indenture. We will issue the subordinated debt securities under the subordinated indenture that we will enter into with the trustee named in the subordinated indenture. The indentures will be qualified under the Trust Indenture Act of 1939, as amended (the “TIA”). We use the term “debenture trustee” to refer to either the trustee under the senior indenture or the trustee under the subordinated indenture, as applicable. We have filed forms of indentures as exhibits to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

The following summaries of material provisions of the senior debt securities, the subordinated debt securities and the indentures are subject to, and qualified in their entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indentures that contain the terms of the debt securities. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.

General

We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

•	the title;

•	the principal amount being offered, and if a series, the total amount authorized and the total amount outstanding;

•	any limit on the amount that may be issued;

•	whether or not we will issue the series of debt securities in global form, the terms and who the depositary will be;

•	the maturity date;

•	whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a U.S. person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

•	the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•	the terms of the subordination of any series of subordinated debt;

•	the place where payments will be payable;

•	restrictions on transfer, sale or other assignment, if any;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•	the date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

•	the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

•	whether the indenture will restrict our ability and/or the ability of our subsidiaries to:

o	incur additional indebtedness;

o	issue additional securities;

o	create liens;

o	pay dividends and make distributions in respect of our capital stock and/or the capital stock of our subsidiaries;

o	redeem capital stock;

o	make investments or other restricted payments;

o	sell, transfer or otherwise dispose of assets;

o	enter into sale-leaseback transactions;

o	engage in transactions with stockholders and affiliates;

o	issue or sell stock of our subsidiaries; or

o	effect a consolidation or merger;

•	whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

•	a discussion of certain material U.S. federal income tax considerations applicable to the debt securities;

•	information describing any book-entry features;

•	provisions for a sinking fund purchase or other analogous fund, if any;

•	the applicability of the provisions in the indenture on discharge;

•	whether the debt securities are to be offered at a price such that they will be deemed to be offered at an “original issue discount” as defined in paragraph (a) of Section 1273 of the Internal Revenue Code of 1986, as amended;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

•	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars;

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any additional events of default or covenants provided with respect to the debt securities, and any terms that may be required by us or advisable under applicable laws or regulations; and

•	any other terms which shall not be inconsistent with the indentures.

The notes may be issued as original issue discount securities. An original issue discount security is a note, including any zero coupon note, which:

•	is issued at a price lower than the amount payable upon its stated maturity; and

•	provides that upon redemption or acceleration of the maturity, an amount less than the amount payable upon the stated maturity, shall become due and payable.

U.S. federal income tax consequences applicable to notes sold at an original issue discount will be described in the applicable prospectus supplement. In addition, U.S. federal income tax or other consequences applicable to any notes which are denominated in a currency or currency unit other than U.S. dollars may be described in the applicable prospectus supplement.

Under the indentures, we will have the ability, in addition to the ability to issue notes with terms different from those of notes previously issued, without the consent of the holders, to reopen a previous issue of a series of notes and issue additional notes of that series, unless the reopening was restricted when the series was created, in an aggregate principal amount determined by us.

Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indentures will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquiror of such assets must assume all of our obligations under the indentures or the debt securities, as appropriate. If the debt securities are convertible into or exchangeable for our other securities or securities of other entities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities that the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Events of Default Under the Indentures

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indentures with respect to any series of debt securities that we may issue:

•	if we fail to pay interest when due and payable and our failure continues for 90 days and the time for payment has not been extended or deferred;

•	if we fail to pay the principal, premium or sinking fund payment, if any, when due and payable and the time for payment has not been extended or delayed;

•	if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive notice from the debenture trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series;

•	if specified events of bankruptcy, insolvency or reorganization occur; and

•	any other event of default described in the applicable prospectus supplement.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the second to last bullet point above, the debenture trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the debenture trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default results from the occurrence of a specified event of bankruptcy, insolvency or reorganization with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the debenture trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any such waiver shall cure the default or event of default.

Subject to the terms of the applicable indenture, if an event of default under an indenture shall occur and be continuing, the debenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the debenture trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or exercising any trust or power conferred on the debenture trustee, with respect to the debt securities of that series, provided that:

•	the direction so given by the holders is not in conflict with any law or the applicable indenture; and

•	subject to its duties under the TIA, the debenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under an indenture or to appoint a receiver or trustee, or to seek other remedies only if:

•	the holder has given written notice to the debenture trustee of a continuing event of default with respect to that series;

•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the debenture trustee to institute the proceeding as trustee; and

•	the debenture trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 60 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or accrued interest on, the debt securities.

We will periodically file statements with the debenture trustee regarding our compliance with specified covenants in the indentures.

Modification of Indenture; Waiver

We and the debenture trustee may change an indenture without the consent of any holders with respect to specific matters:

•	to fix any ambiguity, defect or inconsistency in the indenture;

•	to comply with the provisions described above under the heading “Description of Debt Securities—Consolidation, Merger or Sale;”

•	to comply with any requirements of the SEC in connection with the qualification of any indenture under the TIA;

•	to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in such indenture;

•	to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided under the heading “Description of Debt Securities—General,” to establish the form of any certifications required to be furnished pursuant to the terms of an indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

•	to evidence and provide for the acceptance of appointment hereunder by a successor trustee;

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities and to make all appropriate changes for such purpose;

•	to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, and to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default; or

•	to change anything that does not materially adversely affect the interests of any holder of debt securities of any series; provided that any amendment made solely to conform the provisions of the indenture to the corresponding description of the debt securities contained in the applicable prospectus or prospectus supplement shall be deemed not to adversely affect the interests of the holders of such debt securities.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the debenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the debenture trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

•	extending the fixed maturity of the series of debt securities;

•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any debt securities;

•	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver of the applicable indenture or notes or for waiver of compliance with certain provisions of the applicable indenture or for waiver of certain defaults;

•	changing any of our obligations to pay additional amounts;

•	reducing the amount of principal of an original issue discount security or any other note payable upon acceleration of the maturity thereof;

•	changing the currency in which any note or any premium or interest is payable;

•	impairing the right to enforce any payment on or with respect to any note;

•	adversely changing the right to convert or exchange, including decreasing the conversion rate or increasing the conversion price of, such note, if applicable;

•	in the case of the subordinated indenture, modifying the subordination provisions in a manner adverse to the holders of the subordinated notes;

•	if the notes are secured, changing the terms and conditions pursuant to which the notes are secured in a manner adverse to the holders of the secured notes;

•	reducing the requirements contained in the applicable indenture for quorum or voting;

•	changing any of our obligations to maintain an office or agency in the places and for the purposes required by the indentures; or

•	modifying any of the above provisions set forth in this paragraph.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

•	register the transfer or exchange of debt securities of the series;

•	replace stolen, lost or mutilated debt securities of the series;

•	maintain paying agencies;

•	hold monies for payment in trust;

•	recover excess money held by the debenture trustee;

•	compensate and indemnify the debenture trustee; and

•	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the debenture trustee money or government obligations sufficient to pay all the principal of, the premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company (“DTC”) or another depositary named by us and identified in a prospectus supplement with respect to that series. See the section entitled “Legal Ownership of Securities” for a further description of the terms relating to any book-entry securities.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

•	issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Debenture Trustee

The debenture trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the debenture trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given to it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of, and any premium and interest on, the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the debenture trustee in the City of New York as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the debenture trustee for the payment of the principal of, or any premium or interest on, any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the TIA is applicable.

Subordination of Subordinated Debt Securities

The subordinated debt securities will be unsecured and will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of subordinated debt securities that we may issue, nor does it limit us from issuing any other secured or unsecured debt.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of debt securities, common stock, preferred stock or other securities. Warrants may be issued independently or together with debt securities, common stock, preferred stock or other securities offered by any prospectus supplement and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent, all as will be set forth in the prospectus supplement relating to the particular issue of warrants. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants. The summary of the terms of the warrants contained in this prospectus is not complete and is subject to, and is qualified in its entirety to, all provisions of the applicable warrant agreement.

Reference is made to the prospectus supplement relating to the particular issue of warrants offered pursuant to such prospectus supplement for the terms of and information relating to such warrants, including, where applicable:

•	the specific designation and aggregate number of, and the offering price at which we will issue, the warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•	whether the warrants are to be sold separately or with other securities as parts of units;

•	whether the warrants will be issued in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•	a discussion of certain material U.S. federal income tax considerations applicable to the warrants;

•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•	the designation and terms of any equity securities purchasable upon exercise of the warrants;

•	the designation, aggregate principal amount, currency and terms of any debt securities that may be purchased upon exercise of the warrants;

•	if applicable, the designation and terms of the debt securities, preferred stock or common stock with which the warrants are issued and the number of warrants issued with each security;

•	if applicable, the date from and after which any warrants issued as part of a unit and the related debt securities, preferred stock or common stock will be separately transferable;

•	the number of shares of preferred stock or the number of shares of common stock purchasable upon exercise of a warrant and the price at which those shares may be purchased;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	the antidilution provisions of, and other provisions for changes to or adjustment in the exercise price of, the warrants, if any;

•	any redemption or call provisions; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange or exercise of the warrants.

DESCRIPTION OF UNITS

We may, from time to time, issue units comprised of one or more of the other securities that may be offered under this prospectus, in any combination. Each unit may also include debt obligations of third parties, such as U.S. Treasury securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date or other specific circumstances occur. The summary of the terms of the units contained in this prospectus is not complete and is subject to, and is qualified in its entirety by, all provisions of the applicable unit agreements.

Any prospectus supplement related to any particular units will describe, among other things:

•	the material terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any material provisions relating to the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

•	if appropriate, a discussion of certain material U.S. federal income tax considerations applicable to the units; and

•	any material provisions of the governing unit agreement that differ from those described above.

The applicable provisions described in this section, as well as those described under “Description of Capital Stock,” “Description of Debt Securities” and “Description of Warrants,” will apply to each unit and to each security included in each unit, respectively.

PLAN OF DISTRIBUTION

We may sell the securities being offered hereby:

•	directly to one or more purchasers;

•	through agents;

•	through dealers;

•	through underwriters;

•	through a combination of any of the above methods of sale; or

•	through any other methods described in a prospectus supplement.

We will identify the specific plan of distribution, including any direct purchasers, agents, dealers, underwriters and, if applicable, their compensation, the purchase price, the net proceeds to us, the public offering price, and any discounts or concessions allowed or reallowed or paid to dealers, in a prospectus supplement.

The distribution of securities may be effected, from time to time, in one or more transactions, including block transactions, at-the-market offerings and transactions on The Nasdaq Global Market or any other organized market where the securities may be traded. The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities.

Offers to purchase the securities may be solicited directly by us or by agents designated by us from time to time. We will, in the prospectus supplement relating to an offering, name any agent that could be viewed as an underwriter under the Securities Act and describe any commissions we must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis.

If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we will sell the securities to the dealer, as principal. The dealer, which may be deemed to be an underwriter as that term is defined in the Securities Act, may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. Dealer trading may take place in certain of the securities, including securities not listed on any securities exchange.

If an underwriter or underwriters are utilized in the sale, we will execute an underwriting agreement with the underwriters at the time of sale to them and the names of the underwriters will be set forth in the applicable prospectus supplement, which will be used by the underwriters to make resales of the securities in respect of which this prospectus is delivered to the public. The obligations of underwriters to purchase securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all of the securities of a series if any are purchased.

We may directly solicit offers to purchase the securities and we may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Underwriters, dealers, agents and other persons may be entitled, under agreements that may be entered into with us, to indemnification against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that they may be required to make in respect thereof. Underwriters, dealers and agents may engage in transactions with, or perform services for, us in the ordinary course of business.

Any person participating in the distribution of Class A common stock registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of our Class A common stock by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our Class A common stock to engage in market-making activities with respect to our Class A common stock. These restrictions may affect the marketability of our Class A common stock and the ability of any person or entity to engage in market-making activities with respect to our Class A common stock.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

LEGAL MATTERS

Unless the applicable prospectus supplement indicates otherwise, the validity of the securities offered by this prospectus will be passed upon for us by Perkins Coie LLP.

EXPERTS

The financial statements of Knightscope, Inc. as of December 31, 2021 and 2020 and for each of the two years in the period ended December 31, 2021 incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2021, have been so incorporated in reliance on the report of BPM LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The financial statements of CASE Emergency Systems as of and for the year ended December 31, 2021 incorporated in this Registration Statement on Form S-3 by reference to the Company’s Current Report on Form 8-K/A, filed with the SEC on December 28, 2022, have been so incorporated in reliance on the report of Cashuk, Wiseman, Goldberg, Birnbaum and Salem, LLP, an independent accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities being offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information about us and the securities offered hereby, we refer you to the registration statement and the exhibits filed thereto. Statements contained in this prospectus or any prospectus supplement regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available free of charge over the Internet at the SEC’s web site at www.sec.gov. Our filings with the SEC are also available free of charge on our website at www.knightscope.com. The information contained in, or that can be accessed through, our website is not incorporated by reference in this prospectus or any prospectus supplement and you should not consider it a part of this prospectus or any accompanying prospectus supplement. The prospectus included in this filing is part of a registration statement filed by us with the SEC. The full registration statement can be obtained from the SEC, as indicated above, or from us.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and any accompanying prospectus supplement, and later information filed with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and all documents subsequently filed with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering under this prospectus and any prospectus supplement (other than information deemed furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 of Form 8-K):

•	our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 31, 2022;

•	our Definitive Proxy Statement on Schedule 14A relating to our 2022 Annual Meeting of Stockholders, filed with the SEC on May 2, 2022;

•	our Definitive Information Statement on Schedule 14C, filed with the SEC on January 23, 2023;

•	our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2022, June 30, 2022 and September 30, 2022, filed with the SEC on May 16, 2022, August 15, 2022 and November 14, 2022, respectively;

•	our Current Reports on Form 8-K filed with the SEC on February 14, 2022, April 6, 2022, April 12, 2022, June 28, 2022, October 11, 2022, October 20, 2022, December 28, 2022, January 3, 2023, January 9, 2023 and January 27, 2023, and

•	the description of our Class A common stock contained in our Registration Statement on Form 8-A, filed with the SEC on January 25, 2022 under Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description (including Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 31, 2022).

Upon written or oral request, we will provide to you, without charge, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits which are specifically incorporated by reference into such documents. Requests should be directed to: Knightscope, Inc., Attention: Investor Relations, 1070 Terra Bella Avenue, Mountain View, California 94043, telephone (650) 924-1025.

Prospectus Supplement

Shares of Class A Common Stock
Pre-Funded Warrants to Purchase	Up to Shares of Class A Common Stock
Underwriter Warrants to Purchase	Up to Shares of Class A Common Stock

Sole Bookrunner

Titan Partners Group

a division of American Capital Partners

, 2024